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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549




                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                        RICHMOND COUNTY FINANCIAL CORP.
                        -------------------------------
            (Exact name of registrant as specified in its charter)



DELAWARE                                                 (being applied for)
--------                                                 ----------------------
(state of incorporation                                  (IRS Employer
or organization)                                         Identification No.)

1214 Castleton Avenue, Staten Island, New York           10310
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(Address of principal executive offices)                 (Zip Code)


   If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. [   ]
   If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]
   Securities Act registration statement file number to which this form relates:
333-37009.

Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE  $.01 PER SHARE
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                               (Title of class)



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ITEM 1      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Incorporated by reference to the portion of the Prospectus under the heading "Description of Capital Stock of the Company," filed on October 2, 1997 as part of the Registrant's Registration Statement on Form S-1, No. 333-37009.

ITEM 2      EXHIBITS.

      1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

            (a)   Certificate of Incorporation

                  Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1, No. 333-37009, filed on October 2, 1997.

            (b)   Bylaws

                  Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, No. 333-37009, filed on October 2, 1997.

            (c)   Plan of Conversion

                  Incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement on Form S-1, No. 333-37009, filed on October 2, 1997.





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      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                 RICHMOND COUNTY FINANCIAL CORP.
                                 -------------------------------
                                 (Registrant)


                                 Date: October 27, 1997



                                 By:   /s/ Michael F. Manzulli
                                       -----------------------
                                       Michael F. Manzulli
                                       Chairman of the Board and Chief Executive
                                       Officer